Exhibit 4.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made and entered into as of April 4, 2006 (the “Execution Date”), by and among Zix Corporation, a Texas corporation (the “Company”), and each of the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).
RECITALS
     WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to an aggregate of 9,930,000 units (each a “Unit”), each Unit consisting of one share of common stock, par value $.01 per share, of the Company (“Common Stock”) and a five year warrant (a “Warrant”) to purchase 0.60 of one share of Common Stock, on the terms and conditions set forth in this Agreement; and
     WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. AGREEMENT TO PURCHASE AND SELL STOCK.
          (a) Company Authorization. The Company’s Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 9,930,000 shares of Common Stock (the “Purchased Shares”) and Warrants to purchase up to 5,958,000 shares of Common Stock, substantially in the form attached hereto as Exhibit A. Each Warrant shall be exercisable to purchase the number of shares of Common Stock set forth thereon at a price of $1.54 per share of Common Stock (the “Purchased Warrants” and together with the Purchased Shares, the “Purchased Securities”). Subject to their terms and conditions, the Purchased Warrants shall be exercisable at any time and from time to time from and after the six-month anniversary of the Closing Date through and including October 5, 2011.
          (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to each Purchaser, at the Closing (as defined below), that number of Units set forth opposite such Purchaser’s name on Schedule A attached hereto. The purchase price of each Unit shall be $1.19 (the “Per Unit Price”).
          (c) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes as determined by the Company from time to time.

          (d) Obligations Several, Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with respect to the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each of the Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     2. CLOSING. The purchase and sale of the Purchased Securities shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, at 2:00 p.m. Dallas, Texas time, on April 5, 2006, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Securities to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, against delivery of full payment for the Purchased Securities sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions; the Company shall issue and deliver to each Purchaser (i) one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate and Warrant Questionnaire, attached hereto as Appendix I (the “Stock Certificate Questionnaire”), representing the number of Purchased Shares set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(k)(i) herein and (ii) the number of Purchased Warrants set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(k)(ii) ; provided, however, that copies of the stock certificate and warrant shall be delivered to such Purchaser no later than one Business Day following the Closing Date and that the original warrant and original stock certificate(s) shall be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date. Closing documents, other than the warrants representing the Purchased Warrants and the stock certificates representing the Purchased Shares, may be delivered by facsimile on the Closing Date, with original signature pages subsequently sent by overnight courier.
     For purposes of this Agreement, “Closing Date” means the date of the Closing, and “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth in the SEC Documents (as defined below):
          (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Texas and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) execute and deliver this Agreement and the Purchased Warrants (the “Transaction Agreements”) and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.
          (b) Capitalization. The capitalization of the Company is as follows:
               (i) The authorized capital stock of the Company consists of 175,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).
               (ii) As of March 31, 2006, the issued and outstanding capital stock of the Company consisted of 49,700,100 shares of Common Stock and no shares of Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.
               (iii) As of April 3, 2006, the Company had 10,725,741 shares of Common Stock reserved for issuance upon exercise of options granted under the Company’s stock option plans.
               (iv) As of April 3, 2006, the Company had outstanding options for 8,983,270 shares of Common Stock.
               (v) As of April 3, 2006, the Company had 7,640,282 issued and outstanding warrants for the purchase of shares of Common Stock.
               (vi) As of April 3, 2006, the Company had 954,198 shares of stock reserved for issuance upon the conversion of the Company’s outstanding Convertible Notes due 2005-2008.
     With the exception of the foregoing in this Section 3(b) and except as set forth in Schedule 3(b) of the Disclosure Letter attached hereto as Exhibit B (the “Disclosure Letter”), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights to purchase shares of Common Stock or other securities of the Company, or rights that would trigger any anti-dilution or similar adjustments to any securities of the Company, granted to or by the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.
          (c) Subsidiaries. Except for the Company’s subsidiaries listed in the SEC documents (the “Subsidiaries”), the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity. The Company owns, directly or indirectly, all of the issued and outstanding shares of stock in each of the Subsidiaries. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of its respective state of incorporation. Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect.
          (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under the Transaction Agreements, including the authorization, issuance, reservation for issuance and delivery of all the Purchased Securities being sold under this Agreement and the Common Stock issuable upon exercise of the Purchased Warrants (the “Warrant Shares”), have been taken and no further consent or authorization of the Company, the Company’s board of directors (the “Board of Directors”) or the Company’s stockholders is required, and the Transaction Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.
          (e) Valid Issuance of the Purchased Securities.
               (i) Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to each Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims, charges, taxes and encumbrances with respect to the issuance of such Purchased Shares and will not be subject to any pre-emptive rights or similar rights.
               (ii) Purchased Warrants. The Purchased Warrants to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered to each Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued and will be free and clear from all liens, claims, charges, taxes and encumbrances with respect to the issuance of such Purchased Warrants and will not be subject to any pre-emptive rights or similar rights.
               (iii) Warrant Shares. The issuance of the Warrant Shares issued or issuable from time to time upon the exercise of the Purchased Warrants have been, and at all times prior to such exercise, will be, duly authorized and duly reserved for issuance upon such exercise and payment of the exercise price of the Purchased Warrants and, when issued and delivered to each Purchaser upon exercise against payment therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims, charges, taxes and encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights.

          (f) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities will be issued and sold to the Purchasers in compliance with (i) the exemption in Rule 506 of Regulation D promulgated under the Securities Act from the registration and prospectus delivery requirements of the Securities Act and (ii) applicable exemptions from the registration and qualification requirements of all applicable securities laws of the states of the United States.
          (g) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency or any other Person (as defined below) on the part of the Company is required in connection with the issuance and sale of the Purchased Securities to the Purchasers by the Company or the consummation of the other transactions contemplated by the Transaction Agreements, except (i) such filings as have been made prior to the date hereof and set forth in Schedule 3(g) of the Disclosure Letter, (ii) the filings under applicable securities laws required to comply with the Company’s registration obligations under Section 5(a) of this Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Purchased Securities pursuant to Regulation D. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.
          (h) Non-Contravention. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Purchased Securities and the Warrant Shares), do not and will not: (i) contravene or conflict with the articles of incorporation, as amended (the “Articles of Incorporation”), or bylaws, as amended (the “Bylaws”), of the Company or of any Subsidiary; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any Subsidiary; or (iii) constitute a default (with or without the passage of time or giving of notice or both) or require any consent under, give rise to any right of termination, cancellation or acceleration of, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or the Subsidiaries under, any material contract to which the Company or the Subsidiaries is a party or any permit, license or similar right relating to the Company or the Subsidiaries or by which the Company or the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not be reasonably likely to have a Material Adverse Effect.
          (i) Litigation. Except as set forth in the SEC Documents or as set forth in Schedule 3(i) of the Disclosure Letter, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened: (i) against the Company or any Subsidiary, their properties or assets, or any officer, director or employee of the Company or any Subsidiary in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any Subsidiary, that would be reasonably likely to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by the Transaction Agreements. The Company is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would reasonably be expected to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by the Transaction Agreements or would be reasonably likely to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended ( the “Exchange Act”).
          (j) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of the Articles of Incorporation or the Bylaws. The Company is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary is bound, which default would be reasonably likely to have a Material Adverse Effect or which would be reasonably likely to have a Material Adverse Effect on the transactions contemplated by the Transaction Agreements.
          (k) Material Non-Public Information. The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by the Transaction Agreements, all of which information shall be disclosed by the Company pursuant to Section 9(m) hereof.
          (l) SEC Documents.
                    (1) Reports. The Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended (the “Form 10-K”), and any Current Report on Form 8-K for events occurring since December 31, 2005 (“Form 8-Ks”) filed or furnished by the Company with the SEC (the Form 10-K and the Form 8-Ks are collectively referred to herein as the “SEC Documents”). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Company with respect to such SEC Document.

                    (2) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein (other than such qualifications or exceptions that are permitted under the Exchange Act and the rules promulgated thereunder) and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Without limiting the foregoing, the Company is in compliance with any applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended, that are currently in effect.
                    (3) Financial Statements. The consolidated financial statements of the Company included in the SEC Documents (1) comply as to form in all material respects with the rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) present fairly, in all material respects, in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited consolidated financial statements for interim periods, to normal, immaterial year-end audit adjustments.
          (m) Absence of Certain Changes Since the Balance Sheet Date. Except as disclosed in the SEC Documents, since the filing of the Company’s most recent Form 10-K with the SEC, the business and operations of the Company and the Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:
               (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of the Company’s capital stock;
               (ii) any damage, destruction or loss to the Company’s or any Subsidiary’s business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;
               (iii) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;
               (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any Subsidiary or any of their assets or properties is bound or subject;

               (v) any transaction between the Company or any Subsidiary, on the one hand, and any of its officers or directors, on the other hand, that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC;
               (vi) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or
               (vii) any other event or condition, either individually or collectively, that has had, or would be reasonably likely to have, a Material Adverse Effect.
          (n) Intellectual Property. The Company and its Subsidiaries own, possess, license or have other sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, licenses, copyrights and other information (collectively, “Intellectual Property”) which are used to conduct their businesses as currently conducted or as proposed in the SEC Documents to be conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth in the SEC Documents and except where such violations or infringements would not reasonably be expected to result in a Material Adverse Effect, (a) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property owned by the Company; (b) there is no pending or, to the Company’s knowledge, any threatened action, suit, proceeding or claim by any third party challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company and its Subsidiaries are infringing or otherwise violating any patent, trademark, copyright, trade secret or other proprietary rights of such third party, and the Company is unaware of any other fact which would forma reasonable basis for any such claim; and (d) to the Company’s knowledge, none of the patent rights owned or licensed by the Company or the Subsidiaries are unenforceable or invalid.
          (o) Registration Rights. Except as provided in Section 5 herein or as set forth in Schedule 3(o) of the Disclosure Letter, effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority that have not previously been satisfied.
          (p) Title to Property and Assets. Except as set forth in Schedule 3(p) of the Disclosure Letter, the properties and assets of the Company and the Subsidiaries are owned by the Company or the Subsidiaries free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and the Subsidiaries as currently conducted. With respect to the property and assets it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

          (q) Taxes. The Company and the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and has paid or accrued all taxes due, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, a Material Adverse Effect.
          (r) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (s) Market. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Purchased Securities.
          (t) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
          (u) Application of Anti-Takeover Provisions. There is no control share acquisition, business combination, poison pill or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Company Shares and Warrant Shares.
          (v) General Solicitation. Neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Purchased Securities. For purposes of this Agreement, “Person” means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          (w) Registration Statement Matters. The Company currently meets the eligibility requirements for use of a Form S-3 Registration Statement for the resale of the Registrable Shares (as defined below) by the Purchasers. Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the “Registration Statement Questionnaire”), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.
          (x) No Integrated Offering. Neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, any applicable state securities laws or any applicable stockholder approval provisions, nor will the Company take any action or steps that would cause the offering of the Purchased Securities to be integrated with other offerings.
          (y) Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for the conduct of its and its Subsidiaries’ respective businesses, including insurance covering all real and personal property leased by the Company, against theft, damage, destruction, acts of vandalism and all other risks consistent with industry practice, all of which insurance is in full force and effect.
          (z) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
          (aa) ERISA Compliance. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any entity that is considered a “single employer” with the Company in accordance with Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), for employees or former employees of the Company has been maintained in material compliance with its terms (except that in any case in which any plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been maintained, operated and administered in accordance with such provision) and the material requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
          (bb) Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company has no knowledge that its relations with its employees are other than satisfactory. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.
          (cc) Foreign Corrupt Practices. Neither the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (dd) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents. The Company intends to account for the gross proceeds raised from the financing which is the subject of this Agreement as equity in its financial statements, subject to authoritative accounting guidance to the contrary.
          (ee) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).
          (ff) Trading and Registration Matters. The Common Stock of the Company is eligible for trading on The NASDAQ National Market under the ticker symbol “ZIXI”. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the listing of the Common Stock on the NASDAQ National Market. The Company is not in violation of any listing requirements of the NASDAQ National Market which are applicable to it and has not received any written notice from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. Assuming the accuracy of the Purchasers’ representations hereunder, the issuance of the Purchased Securities at the Closing does not require shareholder approval, including, without limitation, pursuant to Nasdaq

Marketplace Rule 4530(i), or any other approval of Nasdaq or any other Person or regulatory authority related thereto.
     For purposes of this Agreement, an “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees that:
          (a) Organization. Such Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.
          (b) Due Authorization. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of such Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of such Purchaser under this Agreement have been taken and no further consent or authorization of such Purchaser is necessary, and this Agreement constitutes such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.
          (c) Non-Contravention. The execution, delivery and performance of this Agreement by such Purchaser, and the consummation by such Purchaser of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of such Purchaser; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to such Purchaser, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a material adverse effect on such Purchaser.
          (d) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.
          (e) Purchase for Own Account. The Purchased Securities are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. Such Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities. Such Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Securities. Notwithstanding the foregoing, the parties hereto acknowledge such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.
          (f) Investment Experience. Such Purchaser understands that the purchase of the Purchased Securities involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.
          (g) Accredited Purchaser Status. Such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
          (h) Reliance Upon Purchaser’s Representations. Such Purchaser understands that, subject to Section 5 hereof, the Purchased Securities sold to it will not initially be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.
          (i) Receipt of Information. Such Purchaser has (i) had access to the Company’s SEC Documents and (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities. Neither such access, inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.
          (j) Restricted Securities and Restrictions on Transfer.
               (i) Such Purchaser understands that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities or the Warrant Shares (except as permitted in this Section 4(j) or Section 4(k) below) unless (A) pursuant to an effective registration statement under the Securities Act, (B) such Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Purchased Securities or the Warrant Shares, as the case may be, may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (C) such Purchaser provides the Company a “no action” letter from the SEC to the effect that the transfer of the Purchased Securities or the Warrant Shares, as the case may be, without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (D) such Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Securities or the Warrant Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (E) such Purchaser provides the Company with reasonable assurances (in the form of seller representation letters) that the Purchased Securities or the Warrant Shares, as the case may be, can be sold pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period or (F) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, such Purchaser may transfer the Purchased Securities or the Warrant Shares to its Affiliates provided that (X) such Affiliate is an “accredited investor” within the meaning of Regulation D and (Y) any such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.
               (ii) Prior to any proposed transfer pursuant to clause (B), (C), (D), (E) or (F) in Section 4(j)(i) above, such Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the legal opinion (if applicable), “no action” letter or seller and broker representation letters.
               (iii) Notwithstanding the foregoing provisions of this Section 4(j), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Purchased Securities or the Warrant Shares (A) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (B) by a Purchaser that is a limited liability company to a member of such limited liability company, (C) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (D) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member’s spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.
          (k) Legends.
               (i) Such Purchaser agrees that, to the extent necessary, the certificates for the Purchased Shares and the Warrant Shares shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT, (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL, (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE

144A UNDER THE SECURITIES ACT OR (IV) THE TRANSFER IS TO AN AFFILIATE OF THE HOLDER AND SATISFIES THE REQUIREMENTS OF THE SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PURCHASERS LISTED ON SCHEDULE A THERETO.”
     Certificates evidencing the Purchased Shares and the Warrant Shares shall not contain any legend, (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Purchased Shares or the Warrant Shares pursuant to Rule 144, (iii) if such Purchased Shares or the Warrant Shares are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “Effective Date”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Purchased Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4(k), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Company’s transfer agent at the address indicated in Section 9(f) of a certificate representing Purchased Shares or the Warrant Shares or an affidavit or other evidence reasonably satisfactory to the Company of the loss or destruction of such certificate or warrant, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Shares or the Warrant Shares, as the case may be, that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(j) or this Section 4(k). At any time that a legend on the Purchased Shares or the Warrant Shares is not required pursuant to this Agreement, if within three (3) Business Days after the receipt by the Company’s transfer agent of a legended certificate representing the Purchased Shares or the Warrant Shares (the “Delivery Date”), the Company shall fail to issue and deliver to such Purchaser a certificate representing such Purchased Shares or Warrant Shares that is free from all restrictive and other legends, and if on or after such Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Business Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Purchaser on the

Delivery Date, multiplied by (B) the closing bid price of the Common Stock on the Delivery Date.
     Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing the Purchased Shares or the Warrant Shares as set forth in this Section 4(k) is predicated upon such Purchaser’s covenant that such Purchaser only will sell any Purchased Shares or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     In addition, such Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.
                    (ii) Such Purchaser agrees that the Purchased Warrants shall bear the following legend:
“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT, (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL, (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT OR (IV) THE TRANSFER IS TO AN AFFILIATE OF THE HOLDER AND SATISFIES THE REQUIREMENTS OF THE SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PURCHASERS LISTED ON SCHEDULE A THERETO.”
          (l) Questionnaires. Such Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that such Purchaser shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement.
          (m) Restrictions on Short Sales. Neither such Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Securities, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has (A) a net short position with respect to the Company’s Common Stock or (B) will, directly or indirectly, during the period beginning on the date on which C.E. Unterberg, Towbin, financial advisor to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report of Form 8-K required by Section 9(m), engage in (1) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities or the Warrant Shares by such Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Common Stock (clauses (1) and (2) together, a “Short Sale”); except for (A) Short Sales by such Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by C.E. Unterberg, Towbin regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the Securities Act, the rules and regulation of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by such Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker dealer executing unsolicited third party transactions.
          (n) Independent Investment. Such Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Purchased Securities or the Warrant Shares for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Purchased Securities.
     5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; NO NASDAQ REQUIREMENTS.
     For the avoidance of doubt, for purposes of this Section 5, the term “Purchaser” shall be deemed to include any successor, assign or other transferee of a Purchaser who holds any Purchased Securities pursuant to Section 9(a), other than any successor, assign or transferee of a Purchaser that acquires the Purchased Securities in a public transaction pursuant to an effective Registration Statement (as defined below) or Rule 144.
          (a) Form D Filing; Registration of the Purchased Securities and Warrant Shares. The Company hereby agrees that it shall:
               (i) file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D;

               (ii) prepare and file with the SEC as soon as practicable and in no event later than thirty (30) days following the Closing Date the (“Required Filing Date”), one or more registration statements on Form S-3 or such other appropriate form that is available to the Company under the Securities Act and reasonably acceptable to the Purchasers (the “Registration Statement”) (provided that in the case of a Registration Statement not on Form S-3, the Company shall undertake to register the Registrable Shares (as defined below) on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Shares has been declared effective by the SEC), to enable the resale of all of the Purchased Shares and the Warrant Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares or the Warrant Shares, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercise of the Warrants, the “Registrable Shares”) by the Purchasers from time to time. The Company shall use its commercially reasonable efforts to cause the Registration Statement (x) to be declared effective as promptly as possible after filing, but in any event, no later than (1) the 60th day following the Closing Date, if the Registration Statement is not reviewed by the SEC, or (2) the 120th day following the Closing Date, if the Registration Statement is reviewed by the SEC (the “Required Effective Date”), and (y) to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the Registration Statement, (2) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3) the date on which the Registrable Shares become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (the “Registration Period”); provided, however, that if any Purchaser is an “affiliate” of the Company (as defined in Rule 144(a)(1) of the Securities Act) on the second anniversary of the effective date of the Registration Statement, the applicable time period for purposes of clause (1) above shall be the third anniversary of the effective date of the Registration Statement;
               (iii) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement current and effective at all times until the end of the Registration Period;
               (iv) furnish to the Purchasers, with respect to the Registrable Shares registered under the Registration Statement, such reasonable number of copies of any prospectus in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;
               (v) use its commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
               (vi) promptly notify the Purchasers in writing of the effectiveness of the Registration Statement no later than 9:00 a.m. E.S.T. on the day following the date that the Company or its legal counsel is informed that the Registration Statement has been declared effective; and advise the Purchasers promptly, but in any event within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or “blue sky” laws; (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (iii) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement;
               (vii) promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make such statements not misleading; provided, however, that no notice by the Company shall be required pursuant to this subsection (vii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or, if applicable, a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements;
               (viii) furnish to each Purchaser upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and
               (ix) not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Purchasers copies of the “Selling Stockholders” section of such document, the “Plan of Distribution,” any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed, which documents will be subject to the review and comment of the Purchasers and their counsel; provided that, the failure of any Purchaser or his, her or its counsel to respond to such proposed documents within five (5) Business Days after receipt thereof shall be deemed approval of same;
               (x) except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement, include in the Registration Statement the “Plan of Distribution” section attached hereto as Exhibit D;
               (xi) comply in all material respects with the provisions of the Securities Act, the Exchange Act and all rules of the SEC promulgated thereunder with respect to the Registration Statements;

               (xii) in the event the number of shares available under a Registration Statement filed pursuant to Section 5(a) is insufficient to cover all of the Registrable Shares required to be covered by such Registration Statement or a Purchaser’s allocated portion of the Registrable Shares, amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the number of such Registrable Shares as of the trading day immediately preceding the date of the filing of such amendment or new or additional Registration Statement, in each case, as soon as practicable, but in any event not later than ten (10) days after the Company becomes aware of the necessity therefor. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Shares” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the number of Registrable Shares. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable into shares of Common Stock;
               (xiii) use its commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange;
               (xiv) respond as promptly as practicable, but in any event within ten (10) Business Days, to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as practicable provide the Purchasers true and complete copies of all correspondence from and to the SEC relating to such Registration Statement, provided, however, that the contents of such copies of correspondence shall be redacted by the Company as to prevent the disclosure to the Purchasers of material and non-public information concerning the Company;
               (xv) submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to 5:00 p.m. E.S.T. on a date not later than two (2) Business Days after the submission of such request;
               (xvi) no later than 9:15 a.m. E.S.T. on the first trading day following the Effective Date, file with the SEC in accordance with Rule 424 under the Securities Act the Prospectus;
               (xvii) make available, while the Registration Statement is effective and available for resale, its Chief Executive Officer and Chief Financial Officer for questions regarding information which the Purchaser may reasonably request in order to fulfill any due diligence obligation on its part, to the extent consistent with the Company’s obligations under the securities laws;

               (xviii) unless otherwise agreed to by holders of a majority of the Registrable Shares held by the Purchasers, not include securities of the Company (other than the Registrable Shares and shares (or shares issuable upon exercise of warrants) to be issued to C.E. Unterberg, Towbin in connection with the transactions contemplated hereby) in any Registration Statement filed pursuant to this Agreement and the Company shall not after the date hereof enter into any agreement in contravention of the foregoing; and
               (xix) bear all expenses in connection with the procedures described in paragraphs (i) through (xviii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.
     The initial number of Registrable Shares included in any Registration Statement and each increase in the number of Registrable Shares included therein shall be allocated pro rata among the Purchasers based on the number of Registrable Shares held by each Purchaser at the time the Registration Statement covering such initial number of Registrable Shares or increase thereof is declared effective by the SEC. In the event that a Purchaser sells or otherwise transfers any of such Purchaser’s Registrable Shares, each transferee that becomes an investor shall be allocated a pro rata portion of the then remaining number of Registrable Shares included in the Registration Statement for such transferor. Any shares of Common Stock included in the Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Shares covered by such Registration Statement shall be allocated to the remaining Purchasers, pro rata based on the number of Registrable Shares then held by such Purchasers which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Shares (and shares (or shares issuable upon exercise of warrants) to be issued to C.E. Unterberg, Towbin in connection with the transactions contemplated hereby) on any Registration Statement without the prior written consent of Purchasers holding at least a majority of the Registrable Shares.
     The Company understands that each of the Purchasers disclaims being an underwriter, but a Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding such Purchaser, the Registrable Shares to be sold by such Purchaser and the intended method of disposition of the Registrable Shares as the Company may deem reasonably necessary to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when reasonably necessary by written notice to the Company.
          (b) Liquidated Damages.
               (i) Delay in Filing or Effectiveness of Registration Statement. In the event that the Registration Statement is not (A) filed by the Required Filing Date or (B) declared effective by the Required Effective Date, the Company shall pay to each Purchaser (except for any Purchaser whose failure to provide information as required hereunder causes a delay in filing or obtaining effectiveness) liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), at a rate equal to two percent (2%) per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement for the period from and including the first day following the Required Filing Date or Required Effective Date, as the case may be, until, but excluding, the earlier of (x) the date the Registration Statement is filed, or the date the SEC declares the Registration Statement effective, as applicable and (y) the date that is the two-year anniversary of the Closing Date, as the case may be. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the Required Filing Date or Required Effective Date, as the case may be; provided, however, that the Company shall not be obligated to pay liquidated damages to each such Purchaser for more than twenty-three (23) months and that the maximum amount of liquidated damages that the Company shall be obligated to pay to each such Purchaser shall be equal to 46% of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement.
               (ii) Lapse in Effectiveness and Suspension of Registration Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, (1) the Company receives a request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or the related prospectus included in the Registration Statement (the “Prospectus”, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus); (2) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of a Registration Statement or the initiates any proceedings for that purpose; (3) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (each, a “Suspension”), then, except as permitted in the case of a Transactional Suspension Event (as defined below), the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day of the Suspension until, but excluding, the earlier of (1) the first date after such Suspension on which the Purchasers either receive copies of a supplemental or amended Prospectus or are advised in writing by the Company that the current Prospectus may be used and (2) the date that is the two-year anniversary of the Closing Date, at a rate equal to two percent (2%) per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased and still held by such Purchaser pursuant to this Agreement; provided, however, that the foregoing payment shall not apply to any Suspension due to an event or circumstance that necessitates the making of changes in the Registration Statement or the Prospectus, or any document incorporated therein by reference such that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Transactional Suspension Event”); provided further, however, that such exception in the case of a Transactional Suspension Event to the provision requiring the payment of liquidated damages in the event of any Suspension shall be limited so as to negate the payment of liquidated damages that otherwise would have been payable with respect to only (A) not more than two Suspensions in any consecutive 12-month period and (B) of such one or two Suspensions in any consecutive 12-month period permitted by clause (A), such Suspensions totaling no more than an aggregate of 45 days in any consecutive 12-month period. For the avoidance of doubt, if the aggregate number of Suspension days referenced in the preceding proviso exceeds such 45 day limit, the Company shall only be required to pay liquidated damages relating to any Suspension days in excess of such 45 days. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the expiration of the first day of the Suspension; provided, however, that the Company shall not be obligated to pay liquidated damages to each such Purchaser for more than twenty-four (24) months and that the maximum amount of liquidated damages that the Company shall be obligated to pay to each such Purchaser shall be equal to 48% of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement.
          (c) Transfer of Registrable Shares After Registration; Suspension.
               (i) The Purchasers agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (1) the Registration Statement in the manner described in the “Plan of Distribution” therein, (2) Rule 144 of the Securities Act or (3) any other exemption from registration under the Securities Act, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.
               (ii) Subject to paragraph (iii) below, in the event of any Suspension, the Company shall deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice

described in this Section 5(c)(ii) shall be held in strictest confidence by each Purchaser and shall not be disclosed by such Purchaser.
               (iii) Provided that a Suspension is not then in effect, the Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.
               (iv) In the event of a sale of Registrable Shares by a Purchaser, such Purchaser must also deliver to the Company’s transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.
               (v) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement (other than as permitted pursuant to a Transactional Suspension Event), or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable consistent with the provisions of this Agreement.
          (d) Indemnification. For the purpose of this Section 5(d), the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a), and the term “Purchaser/Affiliate” shall mean a Purchaser and any Affiliate of the Purchaser, including a transferee who is an Affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
               (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchaser/Affiliates, their respective officers, directors, agents, representatives, partners, members and employees, and each person, if any, who controls any Purchaser/Affiliates within the meaning of the Securities Act, against any losses, claims, damages, judgments, fines, penalties, charges, costs or other liabilities or expenses, joint or several, to which such Purchaser/Affiliates, such officers, directors, agents, representatives, partners, members or employees, or such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any statutory prospectus or issuer free writing prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each

Purchaser/Affiliate, each of its respective directors, officers, agents, representatives, partners, members and employees, and each such controlling person for any reasonable out-of-pocket legal and other expenses incurred by such Purchaser/Affiliate, such directors, officers, agents, representatives, partners, members or employees, or such controlling persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus any statutory prospectus or issuer free writing prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser/Affiliate demanding such indemnification expressly for use in the Registration Statement, the Prospectus, any statutory prospectus or issuer free writing prospectus (2) the failure of such Purchaser/Affiliate to comply with the covenants and agreements of such Purchaser contained in this Agreement respecting resale of the Purchased Securities or the Warrant Shares or (3) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus, any statutory prospectus or issuer free writing prospectus that is corrected in any subsequent Prospectus, any statutory prospectus or issuer free writing prospectus that was delivered to such Purchaser/Affiliate before the pertinent sale or sales by such Purchaser/Affiliate.
               (ii) Indemnification by each Purchaser. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company’s directors, officers, agents, representatives and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, judgments, fines, penalties, charges, costs or other liabilities or expenses to which the Company, the Company’s directors, officers, agents, representatives or employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any statutory prospectus, or issuer free writing prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any statutory prospectus, or issuer free writing prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and such Purchaser will reimburse the Company, each of its directors, officers, agents, representatives and employees, and any controlling persons for any legal and other expenses incurred by the Company, its directors, officers, agents, representatives or employees, or any controlling persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which such Purchaser has delivered to the Company in writing a correction of such untrue or alleged untrue statement or omission or alleged omission, before the occurrence of the event from which such loss, claim, damage, liability or expense was incurred. Notwithstanding the provisions of this Section 5(d), such Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by such Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.
               (iii) Indemnification Procedure.
                    (1) Promptly after receipt by an indemnified party under this Section 5(d) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(d), promptly notify the indemnifying party in writing of the claim and provide to the indemnifying party copies of all written documents relating to such threatened or commenced action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5(d) or otherwise, to the extent it is not prejudiced as a result of such failure.
                    (2) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:
                         a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or
                         b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party, in each of which cases the reasonable out-of-pocket fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.
               (iv) Contribution. If the indemnification provided for in this Section 5(d) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this Section 5(d) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:
                    (1) in such proportion as is appropriate to reflect the relative faults of the Company and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or
                    (2) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but also the relative benefits received by the Company and the Purchasers from the sale of the Purchased Securities.
     The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Registrable Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Registrable Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(d)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in Section 5(d)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(d)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(d)(iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(d)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(d)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 5(d)(iv) are several and not joint.
          (e) Rule 144 Information. For two years after the date of this Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).
     6. ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to C.E. Unterberg, Towbin, as financial advisor, a fee in respect of the sale of the Purchased Securities. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commission or other payments owing by the Company to C.E. Unterberg, Towbin or any other Person acting on behalf of the Company hereunder. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company from and against all fees, commission or other payments owing by such Purchaser to any Person, other than C.E. Unterberg, Towbin, acting on behalf of such Purchaser hereunder.
     7. CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
          (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (except for representations and warranties that speak only as of a specific date).
          (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 2 hereof, the Company shall deliver to each Purchaser the original stock certificate(s) representing their respective Purchased Shares and original warrant representing their respective Purchased Warrant to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date.
          (c) Company Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial

Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.
          (d) Agreements. The Company shall have executed and delivered to the Purchasers this Agreement and copies of the warrants representing the Purchased Warrants.
          (e) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
          (f) Good Standing Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Texas, dated as of a date within five days of the Closing Date, with respect to the good standing of the Company.
          (g) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company’s Secretary, dated as of the Closing Date, attaching and certifying to the truth and correctness of (1) the Articles of Incorporation, (2) the Bylaws and (3) the resolutions adopted by the Company’s Board of Directors approving this Agreement and the transactions contemplated hereby, and that each of the items noted in this Section 7(f)(i) remains unamended (other than as already amended at the time of delivery hereunder) and in full force and effect, and attaching the certificate noted in Section 7(e)..
          (h) Opinion of Company Counsel. The Purchasers will have received opinions, on behalf of the Company, substantially in the forms attached hereto as Exhibit C and dated as of the Closing Date, from (i) Baker Botts L.L.P., counsel to the Company, and (ii) Ron Woessner, the Company’s General Counsel.
          (i) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
          (j) Nasdaq Approval. NASDAQ shall have completed its review of the transaction contemplated hereby and any necessary approval of any regulatory body or other Person shall have been obtained.
          (k) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.
     8. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein to occur at or in connection with the Closing with respect to a Purchaser are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions with respect to such Purchaser:
          (a) Representations and Warranties True. The representations and warranties of such Purchaser contained in Section 4 shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (except for representations and warranties that speak only as of a specific date).
          (b) Performance. Such Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
          (c) Agreements. Such Purchaser shall have executed and delivered to the Company this Agreement and Appendix I and II hereto.
          (d) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
          (e) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).
          (f) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which prohibits the consummation of, any of the transactions contemplated by this Agreement.
     9. MISCELLANEOUS.
          (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser holding Purchased Shares and Warrant Shares (excluding any Purchased Shares or Warrant Shares sold to the public pursuant to Rule 144 or otherwise). With respect to transfers that are not made pursuant to the Registration Statement or Rule 144 (but are otherwise made in accordance with all applicable federal and state securities laws and the terms of Section 4(j) of this Agreement), the rights and obligations of the Purchaser under this Agreement shall be automatically assigned by the Purchaser to any transferee of all or any portion (with such transferor retaining his, her or its rights and obligations hereunder in the event that he, she or it retains any Purchased Securities) of the Purchaser’s Purchased Securities. Upon any transfer permitted by this Section 9(a), the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee was a Purchaser as of the date hereof.
          (b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (c) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the second (2nd) anniversary of the Closing Date. The covenants contained in this Agreement shall survive the Closing Date in accordance with their terms.
          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.
          (f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to any Purchaser, at such Purchaser’s address or facsimile number set forth on Schedule A to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.
If to the Company:
Zix Corporation
2711 N. Haskell Avenue
Suite 2300, LB36
Dallas, Texas 75204-2960

Attn: Ronald A. Woessner, General Counsel
Facsimile: 214.515.7385
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attn: Sarah Rechter
Facsimile: 214.661.4419
If to the Company’s transfer agent:
Computershare Investor Services
2 N. La Salle St.
Chicago, IL 60602
Attn: Linda Taylor
Phone: 312.588.4991, ext.4876
          (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Purchased Shares and Warrant Shares then outstanding (excluding any shares then already sold to the public pursuant to Rule 144 or otherwise); provided, however, that if the amendment or waiver would materially change or adversely affect the rights or obligations of any Purchaser under this Agreement, the written consent of the Company and each Purchaser holding Purchased Shares and Warrant Shares (excluding any Purchased Shares or Warrant Shares sold to the public pursuant to Rule 144 or otherwise) shall be required to effect such amendment or waiver. Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.
          (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.
          (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.
          (j) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
          (k) Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.
          (l) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party; provided, however, that, upon the Closing of this Agreement, the Company shall pay up to $30,000 of attorneys’ fees and expenses incurred by H&Q Life Sciences Investors in connection with the negotiation, preparation and execution of this Agreement.
          (m) 8-K Filing and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., eastern time, on the day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “8-K Filing” including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements (other than any filings required pursuant to applicable securities laws) with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law. The Company shall provide a copy of the press release for the Purchasers’ review prior to issuing such press release.
          (n) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
          (o) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.
          (p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ZIX CORPORATION

By:	/s/ Richard D. Spurr

	Name:	Richard D. Spurr
	Title:	Chairman of the Board,
Chief Executive Officer and President
[PURCHASER SIGNATURE PAGES TO FOLLOW]
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

RAQ, LLC
“Purchaser”

Signature:	/s/ Lindsay A. Rosenwald, M.D.

Name: Lindsay A. Rosenwald, M.D.

Title: Managing Member
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Conor O’Driscoll
“Purchaser”

Signature:	/s/ Conor O’Driscoll

Name: Conor O’Driscoll

Title: N/A
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Diamond Opportunity Fund, LLC
“Purchaser”

Signature:	/s/ Richard Marks

Name: Richard Marks

Title: Managing Director
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Enable Growth Partners LP
“Purchaser”

Signature:	/s/ Adam Epstein

Name: Adam Epstein

Title: Principal
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Enable Opportunity Partners LP
“Purchaser”

Signature:	/s/ Adam Epstein

Name: Adam Epstein

Title: Principal
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Pierce Diversified Strategy Master Fund LLC
“Purchaser”

Signature:	/s/ Adam Epstein

Name: Adam Epstein

Title: Principal
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

SRB Greenway Capital, L.P.
“Purchaser”

By:	SRB Management, L.P., General Partner

By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker

Steven R. Becker, Member
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

SRB Greenway Capital (QP), L.P.
“Purchaser”

By:	SRB Management, L.P., General Partner

By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steven R. Becker

Steven R. Becker, Member
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

SRB Greenway Offshore Operating Fund, L.P.
“Purchaser”

By:	SRB Management, L.P., General Partner

By:	BC Advisors, L.L.C., General Partner

By:	/s/ Steve Becker

Steve Becker, Member
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

H&Q LIFE SCIENCES INVESTORS
“Purchaser”

Signature:	/s/ Daniel R. Omstead

Name: Daniel R. Omstead

Title: President

Address:	30 Rowes Wharf – Suite 430 Boston, MA 02110
Telephone:	617-772-8500
Facsimile:	617-772-8577

DATE:	4/4/06

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust Dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the Enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Sciences Investors.
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Iroquois Master Fund Ltd.
“Purchaser”

Signature:	/s/ Joshua Silverman

Name: Joshua Silverman

Title: Authorized Signatory
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Alice Ann Corporation
“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name: Richard C. Perkins

Title: Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Robert G. Allison
“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name: Richard C. Perkins

Title: Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

William H. Baxter Revocable Trust
“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name: Richard C. Perkins

Title: Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Gary A. Bergren
“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name: Richard C. Perkins

Title: Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Piper Jaffray as Custodian FBO Bradley A Erickson IRA
“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name: Richard C. Perkins

Title: Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA

“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Richard C. Perkins

“Purchaser”

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	N/A
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Piper Jaffray as Custodian FBO Daniel L. Lastavich IRA

“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Piper Jaffray as Custodian James B. Wallace SPN/PRO

“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Richard A. Hoel

“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Shawn P. Weinand

“Purchaser”

By: Perkins Capital Management Inc., Attorney-In-Fact

Signature:	/s/ Richard C. Perkins

Name:	Richard C. Perkins

Title:	Executive Vice President
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

CASTLERIGG MASTER INVESTMENTS LTD.

“Purchaser”

By: SANDELL ASSET MANAGEMENT CORP.

Signature:	/s/ Patrick T. Burke

Name:	Patrick T. Burke

Title:	Senior Managing Director
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

SF Capital Partners Ltd.

“Purchaser”

Signature:	/s/ Brian H. Davidson

Name:	Brian H. Davidson

Title:	Authorized Signatory
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Valesco Healthcare Partners II LP

“Purchaser”

Signature:	/s/ I. Keith Maher

Name:	I. Keith Maher

Title:	Portfolio Manager of its General Partner
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Valesco Healthcare Partners I LP

“Purchaser”

Signature:	/s/ I. Keith Maher

Name:	I. Keith Maher

Title:	Portfolio Manager of its General Partner
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Valesco Healthcare Overseas Fund, Ltd.

“Purchaser”

Signature:	/s/ I. Keith Maher

Name:	I. Keith Maher

Title:	Investment Manager
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF APRIL 4, 2006
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Con Egan

“Purchaser”

Signature:	/s/ Con Egan

Name:	Con Egan

Title:	N/A
Signature Page to Securities Purchase Agreement

SCHEDULE A
SCHEDULE OF PURCHASERS

Name and Address	Total Number of Purchased Shares	Total Number of Purchased Warrants	Total Purchase Price
H&Q Life Sciences Investors	2,475,000	1,485,000	$2,945,250.00
30 Rowes Wharf — Suite 430 Boston, MA 02110

SF Capital Partners Ltd.	2,475,000	1,485,000	$2,945,250.00
c/o Stark Offshore Management, LLC 3600 South Lake Drive St. Francis, WI 53235

Iroquois Master Fund Ltd.	1,650,000	990,000	$1,963,500.00
641 Lexington Avenue, 26th Floor New York, NY 10022

Castlerigg Master Investments Ltd.	825,000	495,000	$981,750.00
c/o Sandell Asset Management Corp. 40 West 57th Street, 26th Floor New York, NY 10019

Enable Growth Partners LP	602,250	361,350	$716,677.50
One Ferry Building, Suite 255 San Francisco, CA 94111

Enable Opportunity Partners LP	99,000	59,400	$117,810.00
One Ferry Building, Suite 255 San Francisco, CA 94111

Pierce Diversified Strategy Master Fund LLC	123,750	74,250	$147,262.50
One Ferry Building, Suite 255 San Francisco, CA 94111

Name and Address	Total Number of Purchased Shares	Total Number of Purchased Warrants	Total Purchase Price
SRB Greenway Capital, L.P.	43,000	25,800	$51,170.00
300 Cresent Court, Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham

SRB Greenway Capital (QP), L.P.	347,100	208,260	$413,049.00
300 Cresent Court, Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham

SRB Greenway Offshore Operating Fund, L.P.	19,900	11,940	$23,681.00
300 Cresent Court, Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham

Valesco Healthcare Partners I LP	52,500	31,500	$62,475.00
787 Seventh Avenue, 48th Floor New York, NY 10019 Attn: I.Keith Maher

Valesco Healthcare Partners II LP	129,500	77,700	$154,105.00
787 Seventh Avenue, 48th Floor New York, NY 10019 Attn: I.Keith Maher

Valesco Healthcare Overseas Fund, Ltd.	168,000	100,800	$199,920.00
787 Seventh Avenue, 48th Floor New York, NY 10019 Attn: I.Keith Maher

RAQ, LLC	175,000	105,000	$208,250.00
c/o Paramount Biocapital Investments, LLC 787 Seventh Avenue, 48th Floor New York, NY 10019 Attn: General Counsel

Diamond Opportunity Fund, LLC	100,000	60,000	$119,000
500 Skokie Blvd., Suite 300 Northbrook, IL 60062

Name and Address	Total Number of Purchased Shares	Total Number of Purchased Warrants	Total Purchase Price
Conor O’Driscoll	134,750	80,850	$160,352.50
355 Locust Avenure Rye, NY 10580

Con Egan	110,250	66,150	$131,197.50
225 East 70th, PH B New York, NY 10021

Alice Ann Corporation	42,000	25,200	$49,980.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391

Robert G. Allison	42,000	25,200	$49,980.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391

William H. Baxter Revocable Trust	29,400	17,640	$34,986.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391 Attn: William H. Baxter

Gary A. Bergren	25,000	15,000	$29,750.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391

Piper Jaffray as Custodian FBO Bradley A.	42,000	25,200	$49,980.00
Erickson IRA c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391 Attn: Bradely A. Erickson

Name and Address	Total Number of Purchased Shares	Total Number of Purchased Warrants	Total Purchase Price
Piper Jaffray as Custodian FBO Robert H.	29,400	17,640	$34,986.00
Clayburgh IRA c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391 Attn: Robert H. Clayburgh

Piper Jaffray as Custodian FBO Daniel L.	25,000	15,000	$29,750.00
Lastavich IRA c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391 Attn: Daniel L. Lastavich

Piper Jaffray as Custodian FBO James B.	29,400	17,640	$34,986.00
Wallace SPN/PRO c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391 Attn: James B. Wallace

Richard A. Hoel	29,400	17,640	$34,986.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391

Richard C. Perkins	64,400	38,640	$76,636.00
2125 Hollybush Road Hamel, MN 55340

Shawn P. Weinand	42,000	25,200	$49,980.00
c/o Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391

APPENDIX I
STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE
     Pursuant to Section 4(l) of the Agreement, please provide us with the following information:
          1. The exact name that the Purchaser’s Purchased Shares and Purchased Warrant are to be registered in (this is the name that will appear on your stock certificate(s)). A nominee name may be used if appropriate:

          2. The relationship between the Purchaser of the Purchased Shares and the Purchased Warrant and the Registered Holder listed in response to Item 1 above:

          3. The mailing address of the Registered Holder listed in response to Item 1 above:

          4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

APPENDIX II
REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE
Pursuant to Section 4(l) of the Agreement, please provide the information below. All capitalized terms not defined in this Appendix II shall have the meanings assigned to them in the Agreement.
PART A
In connection with the preparation of the Registration Statement, please provide us with the following information:
          1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state the Purchaser’s name exactly as it should appear in the Registration Statement:

          2. Please provide the number of shares of Common Stock that the Purchaser will own immediately after Closing, including those Shares purchased by the Purchaser pursuant to the Agreement and those shares purchased by the Purchaser through other transactions:

          3. Please explain the nature of the beneficial ownership of the shares of Common Stock owned by the Purchaser organization, including any shares of Common Stock not held of record by the Purchaser:

          4. If the Purchaser is not a natural person, please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock owned by the Purchaser immediately after the Closing. Please also specify in what capacity such person(s) will exercise their voting and/or dispositive power with respect to such shares.

Natural Person(s)	Relationship to Purchaser

          5. Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have:

          6. Has the Purchaser had any material relationship within the past three years with the Company or its affiliates?
               Yes ☐      No ☐
               If yes, please indicate the nature of any such relationships below:

          7. Is the Purchaser a broker-dealer registered with the SEC?
               Yes ☐      No ☐
          8. Is the Purchaser affiliated with any registered broker-dealer?
               Yes ☐      No ☐

          If yes, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).

Registered Broker-Dealer	Relationship to Purchaser

PART B
Pursuant to Section 4 of the Agreement, please provide us with the following information, and we will use the Purchaser’s responses to qualify the Purchaser for purposes of federal and state securities laws:
        9. IDENTIFICATION

Name:

Address of principal place of business:

State (or Country) of formation or incorporation:

Contact Person:

Telephone Number:

Facsimile Number:

Email Address:

Type of Entity (corporation, partnership, trust, etc.):

Social Security or Taxpayer or Employer Identification Number:

     10. STATUS AS AN ACCREDITED INVESTOR
Please confirm that the Purchaser is an “accredited investor” as defined under the Securities Act of 1933, as amended (the “Act”), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.
     ☐ a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;
     ☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
     ☐ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
     ☐ an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
     ☐ a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;
     ☐ an insurance company as defined in Section 2(13) of the Securities Act;
     ☐ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;
     ☐ a director, executive officer or general partner of the issuer of the securities being offered or sold;
     ☐ a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;
     ☐ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
     ☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;
     ☐ an entity in which all the equity owners are accredited investors; or

          ☐ other – Please describe:

          11. RESIDENCE INFORMATION
               Please indicate the jurisdiction in which the Purchaser resides, if the Purchaser is a natural person, or in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:

          12. INVESTMENT REPRESENTATION
     Is the Purchaser purchasing the securities offered for its and for investment purposes only?
     Yes ☐      No ☐
If no, please state for whom is the Purchaser investing and/or the reason for investing.

          13. SIGNATURE
The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at	,	on	, 2006.

Name of Entity:

By:

(Signature)

(Name and title of signatory)
IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.

EXHIBIT A
FORM OF WARRANT
     Filed as Exhibit 4.2 to Zix Corporation’s Current Report on Form 8-K dated April 5, 2006.

EXHIBIT B
DISCLOSURE LETTER
Introduction
     Reference is made to that certain Securities Purchase Agreement, dated as of April 4, 2006 (the “Agreement”), by and among Zix Corporation, a Texas corporation (the “Company”) and each of the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement.
     The schedules that constitute this Disclosure Letter are qualified in their entirety by reference to the specific provisions of the Agreement. Inclusion of information herein shall not constitute an admission or raise any inference that such information rises to a level of materiality or is determinative of any standard of materiality.
     Matters reflected in this Disclosure Letter are not necessarily limited to matters required by the Agreement to be reflected in this Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Unless otherwise stated, all statements made herein are made as of the date of the execution of the Agreement.
     Matters disclosed in this Disclosure Schedule shall be deemed to be disclosed with respect to all sections of the Agreement to which such disclosure is reasonably pertinent.
     Headings have been inserted on the schedules set forth in this Disclosure Letter for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement.

Schedule 3(b)
Capitalization
          1. The Company owes $5.0 million principal amount to Amulet Limited (“Amulet”) pursuant to a convertible promissory note, originally issued November 2, 2004. The convertible promissory note is convertible into shares of Common Stock at a current conversion price of $5.24. The Company also has issued common stock purchase warrants covering an aggregate of 1,961,887 shares, to Omicron Master Trust (a former holder of a convertible note issued by the Company) (“Omicron”) and Amulet.
     Because the number of shares potentially issuable in connection with the convertible notes and related warrants issued to Amulet and Omicron could have exceeded 20% of the number of shares of our common stock outstanding at the time the Company entered into the transaction, to comply with the Marketplace Rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Company placed a cap on the number of shares that could be issued in respect of the convertible notes and warrants issued to Amulet and Omicron equal to 19.9% of our then-outstanding shares (approximately 6.4 million shares). This number is referred to as the “Share Cap.” Under the Nasdaq Marketplace Rules the Company may not issue more than this number of shares in connection with any conversion, redemption or interest payment on the convertible notes or in connection with the exercise of the warrants.
     Although the Company has not yet issued the number of shares necessary to reach the Share Cap, the number of shares of our common stock previously issued to Amulet and Omicron to effect note redemptions plus the shares previously issued to pay accrued interest on the notes, when aggregated with the number of shares of our common stock potentially issuable upon conversion of the remaining principal amount of the notes or upon the exercise of warrants issued to Amulet and Omicron, now exceed the Share Cap, resulting in a “share deficiency” under the relevant agreements with Amulet and Omicron. As a result, pursuant to our agreements with Amulet and Omicron, the Company is obligated to seek a vote of its shareholders prior to May 1, 2006 to approve the issuance of shares in excess of the Share Cap and thus cure the share deficiency. One of the agenda items on the agenda for the Company’s 2006 Annual Meeting of Shareholders, currently scheduled for April 27, 2006, is a proposal to remove the Share Cap and, thus, cure the share deficiency.
     The share deficiency affects each of Amulet and Omicron differently. With respect to Amulet, unless and until our shareholders vote to remove the Share Cap, no additional shares of our common stock may be issued to pay accrued interest on or to fulfill conversions of the convertible note held by Amulet or upon exercise of warrants issued to Amulet (which exercises and conversions would currently require 1,526,718 shares). With respect to Omicron, 1,156,429 shares remain available to fulfill exercises of the warrants held by Omicron in comparison to an aggregate of 1,389,367 shares that are required to fulfill warrant exercises, for a deficiency of 232,938 shares.
     Regardless of whether the Company’s shareholders vote to remove the share cap and cure the share deficiency, Amulet, the holder of the $5.0 million principal amount of the outstanding convertible note, will have the right, upon notice to us, to require that the Company redeem in cash the remaining outstanding $5.0 million principal amount of the convertible note and accrued interest. Amulet has agreed to refrain from exercising its right of redemption until the earlier of May 1, 2006, or the date of the Company’s 2006 Annual Meeting. The approximate amount required to be paid to Amulet under the convertible note held by it is $5,338,143, consisting of $5.0 million principal amount owing, $250,000 premium, and accrued interest as of April 27, 2006 of $88,143. Of this amount, approximately $5.0 million is held in a restricted, collateral account for the benefit of Amulet and may not be used by us for any purpose other than to pay the amounts owing to Amulet.

     2. If Amulet exercises its right of cash redemption of the convertible promissory note held by it, the Company will be obligated to issue additional warrants to purchase 70% of the number of the Company common stock shares that were at the time of the redemption issuable upon conversion of the convertible note. The exercise price of these warrants will be at the then-applicable conversion price of the convertible note. As noted in item 3. below, the conversion price of the convertible note will be adjusted downward as a result of the consummation of the transactions contemplated by the Agreement. Because of the operation of the share cap described in item 1. above, these warrants could not actually be exercised by Amulet unless and until the Company’s shareholders vote to remove the Share Cap.
     3. The consummation of the transaction contemplated by the Agreement will result in a weighted average anti-dilution adjustment to (a) the conversion price of the convertible note held by Amulet (and a corresponding increase in the number of shares issuable upon conversion of the note) and (b) the exercise price and number of shares issuable under the warrants held by Omicron and Amulet. As noted in item 1. above, the conversion of the note held by Amulet and the exercise of the warrants held by Amulet and Omicron is limited by the Share Cap.
          4. In connection with the Agreement, the Company will be obligated to issue to C.E. Unterberg, Towbin warrants representing 2% of the aggregate number of common shares issued to the Purchasers, pursuant to that certain Engagement Letter, dated February 10, 2006, between the Company and C.E. Unterberg, Towbin.

Schedule 3(g)
Consents
          1. Completion of review by the Nasdaq Stock Market, Inc. of the Notification Form: Listing of Additional Shares regarding the securities to be issued under the Agreement, submitted by the Company on or about March 6, 2006. The Company updated the Notification Form and provided certain supporting documentation to Nasdaq on March 30, 2006. In a telephone call on March 31, 2006, Nasdaq indicated that there were no issues regarding the Notification Form. The Company must also file a Notification Form: Change in Number of Shares Outstanding no later than 10 days following the Closing of the transaction.

Schedule 3(i)
Litigation
     1. Several putative class action lawsuits have been filed in the U.S. District Court for the Northern District of Texas against the Company and certain of its current and former officers. The suits allege that defendants made materially false and misleading statements and/or omissions in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The suits seek unspecified damages on behalf of a purported class of purchasers of the Company’s common stock during the period from October 30, 2003 to May 4, 2004. The allegedly false and misleading statements and/or omissions appear to consist of statements made by the Company’s chairman and chief executive officer and other officers during investor conference calls during the aforementioned time period. These several class action lawsuits have been consolidated into one case.
     The Company has filed a motion to dismiss the consolidated class action lawsuits pursuant to Rules 9(b) and 12(b)(6) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act.
     2. Three “shareholder derivative” lawsuits have been filed against the Company and certain named individuals, as described below. The shareholder derivative lawsuits relate to the allegedly materially false and misleading statements and/or omissions that are the subject of the purported shareholder class action lawsuits. The derivative lawsuits name the Company as a nominal defendant and as actual defendants the individuals named in the purported shareholder class action lawsuits mentioned above, as well as certain current and former Company officers and directors. The suits seek to require the Company to initiate legal action for unspecified damages against the individual defendants named in the purported shareholder class action lawsuits. The suits also allege breaches of fiduciary duty, abuse of control, insider selling, gross management, waste of corporate assets, and misappropriation of information and seek contribution and indemnification against the individual defendants. The plaintiffs in one of the shareholder derivative lawsuits have agreed with the Company to “stay” the lawsuit. The plaintiffs in one of the derivative lawsuits have agreed with the Company to stay the lawsuit until June 6, 2006. The Company and the individual defendants have filed a motion to compel a stay of the third suit.
     3. A former employee of the Company has asserted that the Company owes such employee commission-related compensation in the aggregate amount of approximately $250,000. Arbitration proceedings have commenced with respect to such claim.

Schedule 3(o)
Registration Rights Agreements
          1. Engagement Letter, dated February 10, 2006, between the Company and C.E. Unterberg, Towbin, relating to the registration of shares of Common Stock issuable upon exercise of warrants to be issued in connection with Engagement Letter.

Schedule 3(p)
Title to Property and Assets
     1. Liens covering the Company’s Accounts, Equipment and Fixtures and any proceeds relating to the foregoing, pursuant to that certain Security Agreement, entered into as of January 30, 2004, by and between the Company and Aventis Inc.
     The obligations secured by the Security Agreement are a promissory note dated as of January 30, 2004 in the original principal amount of $3,000,000 payable to Aventis Inc. and a Master Services Agreement dated as of January 30, 2004, pursuant to which Aventis Inc. paid $4,000,000 to Company in respect of services to be rendered by Company to Aventis Inc.
     2. Lien covering PocketScript, Inc. inventory, equipment, accounts, contract rights, chattel paper, general intangibles, instruments, machinery and equipment, vehicles, insurance policies, and proceeds pertaining to items supplied by T-Mobile USA, Inc., a supplier of some of the Blackberry PDA’s used by PocketScript users.
     3. Capital Lease Agreement between the Company and Dell Inc. with respect to certain equipment leased by the Company for the use of its customers.
     4. As noted in the last paragraph of item 1. of Schedule 3(b), Capitalization, the $5.0 million principal amount convertible note held by Amulet Limited is secured by $5.0 million principal amount held in a restricted, collateral account for the benefit of Amulet Limited.

EXHIBIT C
FORMS OF OPINIONS
Form of Opinion of Counsel to the Company:
     1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas.
     2. The Company has the corporate power required (i) to own, lease and operate its property and assets and carry on its business as presently conducted as described in its Annual Report on Form 10-K for the year ended December 31, 2005 and (ii) to execute, deliver and perform its obligations under each of the Transaction Documents, including, without limitation, the issuance of the Purchased Shares, the Purchased Warrants and the Warrant Shares (upon exercise of the Purchased Warrants and payment therefor), in accordance with the terms thereof.
     3. The Purchased Shares have been duly authorized and will be validly issued, fully paid and non-assessable when such shares have been duly delivered against payment therefor as contemplated by the Purchase Agreement and, to our knowledge, are not subject to any pre-emptive rights or similar rights, except for pre-emptive rights which on the Closing Date are being exercised or for which the time period for exercise has expired.
     4. The issuance of the Purchased Warrants has been duly authorized and, to our knowledge, is not subject to any pre-emptive rights or similar rights, except for pre-emptive rights which on the Closing Date are being exercised or for which the time period for exercise has expired, and the Purchased Warrants will be validly issued when duly delivered against payment therefor as contemplated by the Purchase Agreement.
     5. The Warrant Shares have been duly authorized and reserved for issuance, and will be validly issued, fully paid and non-assessable when such shares have been duly delivered upon exercise of the Purchased Warrants against payment therefor in accordance with the terms of the Purchased Warrants and, to our knowledge, are not subject to any pre-emptive rights or similar rights, except for pre-emptive rights which on the Closing Date are being exercised or for which the time period for exercise has expired.
     6. The Company has taken all corporate action necessary to authorize its execution and delivery of each of the Transaction Documents and its performance of each of its obligations thereunder, including, without limitation, the issuance of the Purchased Shares, the Purchased Warrants and the Warrant Shares (upon exercise of the Purchased Warrants and payment therefor), and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor. The Company has duly executed and delivered each of the Transaction Documents.
     7. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of each such Transaction Document.

     8. The execution and delivery by the Company of each of the Transaction Documents and its performance of its obligations thereunder, including, without limitation, the issuance of the Purchased Shares, the Purchased Warrants and the Warrant Shares (upon exercise of the Purchased Warrants and payment therefor), and the consummation of the transactions contemplated thereby, does not and will not: (i) result in the violation of the Articles of Incorporation or By-laws of the company, as amended or (ii) result in the violation of any Texas or federal statute, law, rule or regulation applicable to the Company.
     9. The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, does not require authorization, approval or consent from or any filings with any governmental authority, regulatory agency, self-regulatory organization or stock exchange under Texas or federal law, except for (i) authorizations, approvals, consents or filings referenced or contemplated by the Transaction Documents, including, but not limited to, those set forth in the Company’s representation in Section 3(g) of the Purchase Agreement and a notification filing with Nasdaq and (ii) authorizations, approvals, consents or filings as have been obtained or filed, as applicable, as of the date hereof.
     10. The authorized capital of the stock of the Company consists of 175,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.
     11. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     12. Assuming (i) the accuracy of the representations and warranties of each of the Purchasers in Section 4 of the Purchase Agreement (ii) the compliance by each Purchaser with its covenants set forth therein and (iii) the accuracy of the representations set forth in the letter dated the date hereof from C.E. Unterberg Towbin to the Company, the issuance and sale of the Purchased Securities under the circumstances contemplated by the Transaction Documents does not require registration under the Securities Act of 1933, as amended.

Form of Opinion of the Company’s General Counsel:
     1. The Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which such qualification is necessary to conduct its business, except where the failure to be so qualified and in good standing would not have a material adverse effect.
     2. The execution and delivery of each of the Transaction Documents by the Company and its performance of its obligations thereunder, including, without limitation, the issuance of the Purchased Shares, the Purchased Warrants and the Warrant Shares (upon exercise of the Purchased Warrants and payment therefor), and the consummation of the transactions contemplated thereby, do not and will not (i) breach or result in a default (with or without the passage of time or giving of notice or both) or require consent under, give rise to any right of termination, cancellation or acceleration of, or to loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance upon any property or asset of the Company under, any document filed by the Company as an exhibit to the SEC Documents or (ii) result in the violation of any order, writ, injunction or decree applicable to the Company and known to me.
     3. To my knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any its properties or assets except for such actions, suits, proceedings, inquiries or investigations set forth in the Disclosure Schedule or that if determined adversely to the Company would not have a material adverse effect on the Company.

EXHIBIT D
PLAN OF DISTRIBUTION
     We are registering the shares of common stock to permit the resale of the shares of common stock by the selling stockholders. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligations to register the shares of common stock.
     The selling stockholders and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of the shares of common stock owned by them and offered hereby on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. Each selling stockholder will act independently in making decisions with respect to the timing, manner and size of each sale of the shares of common stock covered in the registration statement of which this prospectus forms a part. The selling stockholders may use any one or more of the following methods when selling the shares of our common stock
     – ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the Registration Statement;
     – block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     – purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this Prospectus;
     – “at the market” to or through market makers or into an existing market for the Shares;
     – an exchange distribution in accordance with the rules of the applicable exchange;
     – in other ways not involving market makers or established trading markets, including direct sales to purchasers, sales effected through agents or other privately negotiated transactions;
     – settlement of short sales;
     – broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share;
     – through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);
     – a combination of any the foregoing methods of sale; and
     – any other method permitted by applicable law.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the Shares, including certain fees and disbursements of counsel to the selling stockholders; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders. The foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.